Exhibit 23.1.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-169633-03 on Form S-3 of our report dated February 28, 2012, relating to the financial statements and financial statement schedule of Duke Energy Carolinas, LLC and subsidiaries, appearing in this Annual Report on Form 10-K of Duke Energy Carolinas, LLC for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina

February 28, 2012